                                                                   EXHIBIT 4.3

                        REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 31, 2000, is made and entered into by and between Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), and Crescent International Ltd., an entity organized and exiting under the laws of Bermuda (the "Investor").

         WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Company will issue to the Investor, and the Investor shall purchase, 200 shares of Class B Series 4 Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor entering into the Stock Purchase Agreement, the Company has issued to the Investor an incentive warrant dated as of the date hereof, exercisable from time to time within five (5) years following the date of issuance (the "Incentive Warrant") for the purchase of an aggregate of up to 270,000 shares of common stock par value $.001 per share, of the Company (the "Common Stock") at a price specified in such Incentive Warrant;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Stock Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights as described herein;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Incentive Warrant, and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement):



                                  ARTICLE I
                             REGISTRATION RIGHTS

Section 1.1.      REGISTRATION STATEMENTS.

         a. Filing of Registration Statements. The Company shall register for resale all Conversion Shares issued or issuable to the Investor upon conversion of the Preferred Stock and all Warrant Shares issued or issuable upon full exercise of the Incentive Warrant. Subject to the terms and conditions of this Agreement, the Company shall effect such registration in the manner provided below. The Company shall file with the SEC on or before the end of a 20 calendar day period immediately following the Closing Date, a registration statement (the "Registration Statement") on such form promulgated by the SEC for which the Company qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of all Conversion Shares issued or issuable pursuant to the terms of the Stock Purchase Agreement and all Warrant Shares issued or issuable upon full exercise of the Incentive Warrant. The aggregate number of shares to be registered under the Registration Statement shall be equal to 1,700,000.

         b. Effectiveness of the Registration Statement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC in no event later than 90 calendar days after the Closing Date. The Company shall ensure that the Registration Statement and any amendments thereto remain in effect for a period ending 180 days following the later of (i) the date of expiration of the Incentive Warrant Exercise Period (as such term is defined in the Incentive Warrant) if the Incentive Warrant has not been exercised in full and (ii) the date all Registrable Securities issued or issuable to the Investor pursuant to the Stock Purchase Agreement may be sold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act; provided that such period shall be extended one day for each day after the applicable Effective Date that any Registration Statement covering Registrable Securities is not effective during the period such Registration Statement is required to be effective pursuant to this Agreement; and provided further that the Company shall not be required to ensure that any Registration Statement covering Registrable Securities remain in effect for such 180 day period if the shares registered thereunder shall have become freely tradable pursuant to Rule 144(k) of the Securities Act as such Rule may be amended from time to time, or have otherwise been sold.

         c. Failure to Obtain or Maintain Effectiveness of Registration Statements.

                  (i) In the event the Company fails for any reason to obtain the effectiveness of the Registration Statement within the time period set forth in Section 1.1(b) (a "Tardy Registration Statement"), or in the event that the Company fails for any reason to maintain the effectiveness of the Registration Statement (or the underlying prospectus) covering Registrable Securities for the time period set forth in Section 1.1(b) (an "Ineffective Registration Statement" together with a Tardy Registration Statement, a "Failed Registration Statement"), or upon the occurrence of any event of the kind described in Section 2.1(g)(iv) hereof (unless the Registrable Securities covered by such Registration Statement shall have become freely tradable pursuant to Rule 144(k) of the Securities Act or have been otherwise sold) then, an amount equal to two percent (2.0%) of the aggregate purchase price of all of the Registrable Securities covered by any such Failed Registration Statement then held by the Investor for each calendar month and for each portion of a calendar month, pro rata (the "Failed Registration Statement Fee"), during any period of such ineffectiveness or, in the case of the occurrence of an event of the kind described in Section 2.1(g)(iv) hereof, until the Investor shall have received copies of the supplemented or amended prospectus contemplated by Section 2.1(g)(iv) hereof (an "Ineffective Period"), shall become due and payable to Investor.

                  (ii) The Investor shall retain a sum of $125,000 (the "Escrow Amount") in a separate account in respect of the Company's obligations under this subsection (c). On the Effective Date, the Investor shall deduct from the Escrow Amount the amount of any Failed Registration Statement Fees then due and payable with respect to any Tardy Registration Statement. If the amount of such Failed Registration Statement Fees exceeds the balance of the

Escrow Amount, the Company shall pay to the Investor, in immediately available funds into an account designated by the Investor, an amount equal to the portion of such Failed Registration Statement Fees which exceeds the balance of the Escrow Amount. If the amount of such Failed Registration Statement Fees is less than the Escrow Amount, on the Effective Date the Investor shall pay to the Company, in immediately available funds into an account designated by the Company, an amount equal to the excess of the Escrow Amount over the Failed Registration Statement Fees.

                  (iii) If Failed Registration Statement Fees accrue with respect to any Ineffective Registration Statement, payment of such Failed Registration Statement Fees shall be made of the first Trading Day after the earlier to occur of (1) the expiration of the applicable Ineffective Period and (2) the last day of each calendar month during an Ineffective Period.

         d. Failure to Register Sufficient Number of Shares. If the number of Conversion Shares and Warrant Shares included in the Registration Statement is insufficient to permit the conversion in full of the Preferred Stock or the exercise in full of the Incentive Warrant (such deficit in the number of shares is referred to herein as the "Deficit Shares"), then (i) the Company shall immediately amend such Registration Statement (or file a new Registration Statement) to cover the Deficit Shares (such amended or new Registration Statement is referred to herein as a "Deficit Shares Registration Statement") and (ii) the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to 1.5% of the product of (x) the number of Deficit Shares multiplied by (y) the Bid Price of the Common Stock on the applicable Effective Date, for each calendar month and for each portion of a calendar month, pro rata, during the period from the Effective Date of the applicable Registration Statement to the Effective Date of the applicable Deficit Shares Registration Statement.

         e. Liquidated Damages. The Company and the Investor hereby acknowledge and agree that the sums payable under subsections 1.1(c) and 1.1(e) hereof shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to estimate precisely, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of the Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.



                                  ARTICLE II
                           REGISTRATION PROCEDURES

     Section 2.1. FILINGS; INFORMATION. The Company will effect the registration of the Registrable Securities in accordance with the intended methods of disposition thereof as furnished to the Company by any proposed seller of such Registrable Securities. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

         a. The Company shall (i) prepare and file with the SEC the Registration Statement covering the shares as described in subsection 1.1(a) above; (ii) use its reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise) for the period prescribed by Section 1.1(b);
(iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the time period prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in the Registration Statement.

         b. The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement, the Stock Purchase Agreement, the Incentive Warrant and the Certificate of Amendment.

         c. Five Trading Days prior to filing the Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and comment by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel reasonably may request in order to facilitate the disposition of the Registrable Securities.

         d. The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each broker as directed by the Investor such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities, and such other documents, as may be reasonably requested to facilitate the disposition of the Registrable Securities.

         e. After the filing of each Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         f. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the

United States as the Investor reasonably (in light of its intended plan of distribution) may request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
(f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

         g. The Company shall promptly notify the Investor, but in no event later than two (2) business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of the Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company promptly shall make available to the Investor any such supplement or amendment to the related prospectus.

         h. The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the Investor, at its option, may require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

         i. The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, concerning the Registration Statement, and, except during a Blackout Period, also will make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with any Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and, if material non-public information, the Investor shall not while in possession of such information engage in market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it will give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         j. To the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to the Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions of comfort letters, as the case may be, as the Investor therefor reasonably requests.

         k. The Company otherwise shall comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

         l. The Company shall appoint a transfer agent and registrar for all of the class that includes the Registrable Securities covered by the Registration Statement not later than the effective date of the Registration Statement.

         m. The Company may require the Investor to furnish promptly in writing to the Company such information as may be legally required in connection with any registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers, Inc. (the "NASD"). The Investor agrees to provide such information requested in connection with any registration within ten Trading Days after receiving such written request, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of a Registration Statement caused by the Investor's failure to timely provide such information. Each seller of Registrable Securities shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such seller to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such seller or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such seller or such seller's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such seller or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.2.      REGISTRATION EXPENSES.

         a. In connection with the Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the NASD, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities required hereby), (iii) all of the Company's word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and the Investor, and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(j) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) premiums and other costs of policies of insurance purchased at the discretion of the Company against liabilities arising out of any public offering of the Registrable Securities being registered, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

         b. In addition, the Company shall pay all reasonable fees and expenses of counsel for the Investor incurred in connection with the review of and assistance in preparation of the Registration Statement up to $10,000, unless a greater amount is required due to the nature of the review performed by Investor's counsel or the extent of assistance provided by Investor's counsel (an estimate of such greater fees and expenses of such firm of counsel to the Investor shall be provided to the Company prior to the undertaking of such counsel's additional review or assistance).




                                 ARTICLE III
                       INDEMNIFICATION AND CONTRIBUTION

    Section 3.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, insofar as such Damages (or actions or proceedings in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, documents filed under the Exchange Act and deemed to be incorporated by reference into any Registration Statement, application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Registerable Securities under the securities or blue sky laws thereof or filed with the SEC, amendment or supplement relating to the Registerable Securities or (ii) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's failure to send or give a copy of the final prospectus or supplement at or prior to the written confirmation of the sale of Registerable Securities to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement, and provided that the Investor had been obligated under applicable law to deliver such final prospectus or supplement to such person; provided, further, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor or any other person who participates as a seller or as an underwriter in the offering or sale of such securities, in either case, in any questionnaire or other request by the Company, or otherwise specifically stating that it is for use in the preparation thereof.

    Section 3.2. METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 3.1 shall be asserted and resolved as follows:

         a. In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 3.1 (an "Indemnified Party") might seek indemnity under Section 3.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any Affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 3.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending 30 calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 3.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
Section 3.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 3.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party, at the sole cost and expense of the Indemnifying Party, will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 3.1 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 3.2(a), or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 3.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 3.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of 30 calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 3.3.

         b.   In the event any Indemnified Party should have a claim under
Section 3.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 3.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
Section 3.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of 30 calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 3.3.

    Section 3.3. ARBITRATION. Any controversy, claim or dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, breach, or termination, shall be referred to and finally resolved in accordance with Section 9.3 of the Stock Purchase Agreement.

    Section 3.4. OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

    Section 3.5. CONTRIBUTION. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor or seller on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor or seller in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor or seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.4, the Investor or seller shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor or seller were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor or seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.



                                  ARTICLE IV
                                MISCELLANEOUS

    Section 4.1. OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Investor that, except as set forth on Schedule 4.1 hereto, there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction. The Company hereby covenants and agrees that until 270 calendar days after the Registration Statement has been declared effective by the SEC it will not, without the prior written consent of the Investor, enter into or amend any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify securities under the Securities Act or any securities or blue sky laws of any jurisdiction; provided, however, that the foregoing shall not apply to a Sale to a Third Party (as such terms are defined in the Stock Purchase Agreement) for which the Investor has elected not to exercise its right of first refusal pursuant to Section 6.12 of the Stock Purchase Agreement

    Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, paragraph (c) of

Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

    Section 4.3. RULE 144. If the Company is required to file reports under the Exchange Act, the Company will file in a timely manner, information, documents and reports in compliance with the Securities Act and the Exchange Act and, at its expense, promptly will take such further action as holders of Registrable Securities reasonably may request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities who intends to make a sale under Rule 144, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements. This Section 4.3 shall terminate at the same time as the registration rights as provided in Section 4.2.

    Section 4.4. CERTIFICATE. The Company will, at its expense, promptly upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

    Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

    Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement and agree to be bound by the provisions of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Stock Purchase Agreement, the Incentive Warrant, the Certificate of Amendment and the exhibits and schedules to such agreements together set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

    Section 4.7. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

    Section 4.8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                            Chromatics Color Sciences International, Inc. 5 East 80th Street
                            New York, NY  10021
                            Attention:      Darby S. Macfarlane
                                            Chairperson
                            Telephone:      (212) 717-6544
                            Facsimile:      (212) 717-6675
         with a copy (which shall not constitute notice) to:

                            Patterson, Belknap, Webb & Tyler LLP
                            1133 Avenue of the Americas
                            New York, NY 10036-6710
                            Attention:      Jeffrey E. La Gueux, Esq.
                            Telephone:      (212) 336-2000
                            Facsimile:      (212) 336-2222


         if to the Investor:

                            Crescent International Ltd.
                            c/o GreenLight (Switzerland) SA
                            84, av Louis-Casai
                            1216 Geneva, Cointrin
                            Switzerland
                            Attention:  Mel Craw/Maxi Brezzi
                            Telephone:  +41 22 791 71 69
                            Facsimile:  +41 22 929 53 94

         with a copy (which shall not constitute notice) to:

                            Clifford Chance Rogers & Wells LLP
                            200 Park Avenue
                            New York, NY  10166
                            Attention:      Earl S. Zimmerman, Esq.
                            Telephone:      (212)  878-8000
                            Facsimile:      (212)  878-8375

   Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least 10 days' prior written notice of such changed address or facsimile number to the other party hereto.

    Section 4.9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of New York.

    Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

    Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

    Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

    Section 4.13 ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

    Section 4.14. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision may be inadequate compensation for any loss.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                     CRESCENT INTERNATIONAL LTD.


                     By:
                        -------------------------------------------------------
                           GreenLight (Switzerland) S.A. as Investor's manager
                           Name:
                           Title:



                     CHROMATICS COLOR SCIENCES INTERNATIONAL,
                     INC.


                     By:
                        -------------------------------------------------------
                           Name:
                           Title:

                                 SCHEDULE 4.1

     The Company has agreed to register (i) the 854,701 shares of its Common Stock to be issued to Millennium Partners, L.P. ("Millennium"), (ii) the 150,000 shares of Common Stock underlying the warrant to purchase Common Stock of the Company issued to Millennium, (iii) the 30,000 shares of Common Stock underlying the warrant to purchase Common Stock of the Company issued to Wharton Capital Partners, Ltd. and (iv) the number of shares of common stock (the "Adjustable Warrant Shares") underlying the adjustable warrant (the "Adjustable Warrant") to purchase Common Stock of the Company issued to Millennium, each pursuant to the Securities Purchase Agreement, dated as of August 16, 2000, between the Company and Millennium, for resale under the Securities Act of 1933, as amended (the "Securities Act"). The number of Adjustable Warrant Shares issuable upon the exercise of the Adjustable Warrant cannot be determined at the present time. However, the formula for calculating this number of shares is as follows:

     (Applicable Share Number) x [$4.68/.87 - (Adjustment Period Price)]
     -------------------------------------------------------------------
                           Adjustment Period Price

     Applicable Share Number = 284,900 shares of Common Stock on the First Vesting Date (as defined in the Adjustable Warrant); 569,801 shares of Common Stock on the Second Vesting Date (as defined in the Adjustable Warrant).

     Adjustment Period Price = the greater of (i) $1.00 and (ii) the average of the ten lowest Per Share Market Values (as defined in the Adjustable Warrant) (which need not occur on consecutive trading days) during the forty consecutive trading days preceding the First Vesting Date; the average of the ten lowest Per Share Market Values (which need not occur on consecutive trading days) preceding the Second Vesting Date.

     In addition, the Company has agreed to register the 721,231 shares of its Common Stock issued to the shareholders of Gordon Acquisition Corp. ("Gordon") pursuant to the Agreement of Purchase and Sale, dated as of April 17, 2000, as amended, for resale under the Securities Act.

The Company has also agreed to register under the Securities Act (i) 79,491 shares of Common Stock and the Common Stock underlying the 79,491 warrants to purchase the Common Stock of the Company issued to LB Pension Plan & Trust,
(ii) 298,718 shares of Common Stock underlying the 200,000 warrants to purchase the Common Stock of the Company issued to Josephthal & Co. Inc. pursuant to a Financial Advisory and Investment Banking Agreement with that company, (iii) 1,500,000 shares of Common Stock underlying options issuable under the Company's 1992 Stock Option Plan, as amended, and (iv) 1,963,951 additional shares of Common Stock pursuant to the terms of the Agreements, by and between the Company and LB I Group Inc., dated as of June 11, 1999 and February 11, 2000, respectively. The number of shares the Company has agreed to register as described in clauses (ii) and (iv) is subject to adjustment in the future pursuant to so-called "full ratchet" anti-dilution provisions which as currently in effect would be activated if the Company issued shares of Common Stock at less than $4.68 per share.